Exhibit to Accompany
Sub-Item 77(O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-08397
Period October 01, 2004 through September 30, 2005

Name of Issuer: VNUS Medical Technologies, Inc.
Date of Offering:10/20/04
Date of Purchase:10/20/04
Underwriter from whom purchased: Piper Jaffrey, William Blair & Company "Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $386,070
Aggregate Shares Purchased for Fund:25,738
Aggregate Shares Issued in Total Offering:5,375,995
Purchase price (net of fees and expenses):$15.00 / share
Commission, spread or profit:	$0.63 / share

Name of Issuer: MarketAxess Holdings, Inc.
Date of Offering:11/04/04
Date of Purchase:11/04/04
Underwriter from whom purchased: Credit Suisse First Boston, JP Morgan, Bear,
     Stearns & Co., Inc., UBS Investment Bank
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $542,344
Aggregate Shares Purchased for Fund:49,304
Aggregate Shares Issued in Total Offering:5,000,000
Purchase price (net of fees and expenses):$11.00 / share
Commission, spread or profit:	$0.462 / share

Name of Issuer: DreamWorks Animation SKG, Inc.
Date of Offering:10/27/04
Date of Purchase:10/27/04
Underwriter from whom purchased: JP Morgan, Goldman, Sachs & Co., SG
     Cowen & Co.
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $2,962,512
Aggregate Shares Purchased for Fund:105,804
Aggregate Shares Issued in Total Offering:29,000,000
Purchase price (net of fees and expenses):$28.00 / share
Commission, spread or profit:	$0.966 / share

Name of Issuer: CEMEX, S.A. de C.V.
Date of Offering:09/27/05
Date of Purchase:09/27/05
Underwriter from whom purchased: JP Morgan, Bear, Stearns & Co., Inc.,
     UBS Investment Bank, Citigroup, Calyon Securities (USA) Inc., Dresdner Kleinwort Wasserstein, Soctia Capital, Wachovia Securities
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	International Opportunities
     Fund $413,820
Aggregate Shares Purchased for Fund:8,360
Aggregate Shares Issued in Total Offering:27,000,000
Purchase price (net of fees and expenses):$49.50 / share
Commission, spread or profit:	$0.7425 / share